Exhibit 99.1
Contact:   Marissa Vidaurri
   Head of Investor Relations
   (512) 683-5215

NI Reports Record Revenue for a Third Quarter, up 19 Percent YOY
 Strong GAAP and non-GAAP earnings growth; Non-GAAP EPS up 83 percent year over year

Q3 2021 Summary
•	Record GAAP revenue for a third quarter of $367 million, up 19 percent year over year
•	All-time record for orders, up 30 percent year over year
•	Strong GAAP operating income of $34 million
•	Non-GAAP operating income of $67 million
~~•~~	Strong diluted GAAP EPS of $0.20 and diluted non-GAAP EPS of $0.42, up 83 percent year over year
•	Cash and short-term investments of $231 million as of September 30, 2021

AUSTIN, Texas - October 28, 2021 - National Instruments Corporation (Nasdaq: NATI) today announced Q3 2021 revenue of $367 million, up 19 percent year over year, a record for a third quarter.

In Q3 2021 the value of the company's orders was up 30 percent year over year. For Q3 2021, year over year orders were up 28 percent in the Americas,  up 39 percent in APAC, and up 23 percent in EMEA.

Geographic revenue in U.S. dollar terms for Q3 2021 compared with Q3 2020 was up 17 percent in the Americas, up 20 percent in APAC and up 21 percent in EMEA. Historical revenue from these three regions can be found on NI’s investor website at www.ni.com/nati.

In Q3, GAAP gross margin was 72 percent and non-GAAP gross margin was 75 percent. Total GAAP operating expenses were $230 million, up 6 percent year over year. Total non-GAAP operating expenses were $209 million, up 10 percent year over year. GAAP operating income for Q3 was $34 million with non-GAAP operating income of $67 million. GAAP net income for Q3 was $27 million and non-GAAP net income was $55 million, with GAAP diluted EPS of $0.20 and non-GAAP diluted EPS of $0.42. Our GAAP diluted EPS and non-GAAP diluted EPS were near the high-end of our guidance.

Additionally, the company announced the acquisition of NH Research, Inc. (NHR), a leader in high power test and measurement applications such as electric vehicles and batteries. The transaction closed on October 19, 2021. NI also announced that it recently entered into a definitive agreement to purchase the EV Systems business of Rosenheim, Germany-based Heinzinger GmbH, a European leader in high-current and high-voltage power systems and this deal is expected to close in early Q1 2022, pending regulatory approval. These acquisitions will expand NI’s portfolio of electrification (EV), battery, and sustainable energy capabilities to provide customers with critical power level signal sensing, capture and analysis.

“We reported outstanding results in the third quarter as momentum continued across our business for the fourth consecutive quarter. The strategic changes we’ve made over the last several years are clearly paying off. Our focus on secular growth opportunities such as wireless communications and 5G, electrification, and space technology, is leading to sustainable customer demand. With our recent acquisitions, we will further accelerate growth and profitability by broadening our reach to customers in the fast-growing area of electrification," said Eric Starkloff, NI President and CEO. “Shortly after taking on the role of CEO in 2020, I committed to a 3-year financial model through 2023. Today, we expect to meet or exceed those expectations in 2022, a full year ahead of schedule.”

"We delivered record non-GAAP operating income for the first nine months of the year, up 44 percent year-over-year. We will continue to be intentional with investments that we believe will strengthen our competitive advantage to make our business stronger and more resilient,” said Karen Rapp, NI CFO. “While we continue to navigate supply constraints, our demand remains strong. Our focus to deliver software-connected systems and data analytics solutions enable the data insights our customers need for future success. We remain confident in our ability to accelerate growth, profitability, and shareholder value.”

As of September 30, 2021, NI had $231 million in cash and short-term investments. During the third quarter, NI paid $36 million in dividends. The NI Board of Directors approved a quarterly dividend of $0.27 per share payable on November 29, 2021, to stockholders of record on November 8, 2021.

NI's non-GAAP results exclude, as applicable, the impact of purchase accounting fair value adjustments, stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction and integration costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, restructuring charges, tax reform charges, disposal gains on buildings and related charitable contributions, tax effects related to businesses held for sale, gain on sale of businesses, and capitalization and amortization of internally developed software costs. Reconciliations of the NI's GAAP and non-GAAP results are included as part of this news release.

YTD 2021 Summary
•	Record GAAP revenue of $1,049 million, up 14 percent year over year
•	Strong GAAP operating income of $68 million
•	Record non-GAAP operating income of $178 million
•	Strong diluted GAAP EPS of $0.37 and diluted non-GAAP EPS of $1.08

Guidance
•	Q4 GAAP revenue to be in the range of $385 million to $425 million, up 10 percent year over year at the midpoint
•	GAAP diluted EPS to be in the range of $0.17 to $0.31 for Q4, up 20 cents year over year at the midpoint
•	Non-GAAP diluted EPS expected to be in the range of $0.47 to $0.61, up 6 percent year over year at the midpoint

Conference Call Information

Today, NI management will host a call with the investment community to discuss recent transactions in more detail in addition to the company's financial performance in the third quarter. Interested parties can listen to the Q3 2021 earnings conference call at ni.com/call or by dial (855) 212-2361 and enter confirmation code 7456239. Replay information is available by calling (855) 859-2056, confirmation code 7456239, shortly after the call through November 2 at 11:59 p.m. CT or by visiting the company’s website at www.ni.com/call.

Non-GAAP Presentation

To supplement NI’s financial statements presented on a GAAP basis, NI has provided non-GAAP financial information, including non-GAAP revenue or net sales, gross profit, gross margin, operating expenses, operating income, operating margin, provision for income taxes, net income, net margin, diluted EPS and EBITDA. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by NI may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including without limitation those statements about our expectations of accelerating growth and progress to meet long-term financial model, our continued momentum across regions and business units, our opportunities to drive growth, profitability and efficiency in our business, confidence in our software strategy, our ability to successfully integrate acquisitions and execute our growth strategy, our ability to achieve sustainable customer demand through focus on secular growth opportunities, and our guidance and expectations for our Q4 2021 revenue, diluted EPS, backlog and lead times. These statements are subject to a number of risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements.  Risks and uncertainties include without limitation: the effect of the global economic and geopolitical conditions; our international operations and foreign economies; adverse public health matters, including epidemics and pandemics such as the COVID-19 pandemic; our ability to effectively manage our partners and distribution channels; interruptions in our technology systems; cyber-attacks; the dependency of our product revenue on certain industries and the risk of contractions in such industries; fluctuations in demand for our products including orders from our large customers; concentration of credit risk and uncertain conditions in the global financial markets; our ability to compete in markets that are highly competitive; our ability to release successful new products or achieve expected returns; the risk that our manufacturing capacity and a substantial majority of our warehousing and distribution capacity are located outside of the U.S.; our dependence on key suppliers and distributors; component shortages; longer delivery lead times from our suppliers; risk of product liability claims; dependence on our proprietary rights and risks of intellectual property litigation; the continued service of key management and technical personnel; the ability to comply with environmental laws and associated costs; our ability to maintain our website; the risks of bugs, vulnerabilities, errors or design flaws in our products; our ability to achieve the benefits of employee restructuring plans; our exposure to large orders; our ability to effectively manage our operating expenses and meet budget; expense overruns; manufacturing inefficiencies and the level of capacity utilization; fluctuations in our quarterly results due to factors outside of our control; our outstanding debt; seasonal variation in our revenues; our ability to comply with laws and regulations; changes in tax rates and exposure to additional tax liabilities; our ability to make certain acquisitions or dispositions, integrate the companies we acquire or separate the companies we sold and/or enter into strategic relationships; risks related to currency fluctuations; adverse effects of price changes; and changes in accounting principles.  The company directs readers to its Form 10-K for the year ended December 31, 2020, and the other documents it files with the SEC for other risks associated with the company’s future performance. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in our forward-looking statements.

About NI

At NI, we bring together people, ideas and technology so forward thinkers and creative problem solvers can take on humanity’s biggest challenges. From data and automation to research and validation, we provide the tailored, software-connected systems engineers and enterprises need to Engineer Ambitiously™ every day.

National Instruments, NI and ni.com and Engineer Ambitiously are trademarks of National Instruments Corporation. Other product and company names listed are trademarks or trade names of their respective companies. (NATI-F)

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2021 (unaudited)	December 31, 2020
Assets
Cash and cash equivalents	$230,697	$260,232
Short-term investments	—	59,923
Accounts receivable, net	279,196	266,869
Inventories, net	236,733	194,012
Prepaid expenses and other current assets	89,152	68,470
Total current assets	835,778	849,506
Property and equipment, net	248,712	254,399
Goodwill	480,489	467,547
Intangible assets, net	136,938	172,719
Operating lease right-of-use assets	56,644	67,674
Other long-term assets	79,850	72,643
Total assets	$1,838,411	$1,884,488

Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$63,568	$51,124
Accrued compensation	87,802	87,068
Deferred revenue - current	120,762	132,151
Operating lease liabilities - current	12,360	15,801
Other taxes payable	43,673	48,129
Debt, current	—	5,000
Other current liabilities	25,162	42,578
Total current liabilities	353,327	381,851
Deferred income taxes	26,023	25,288
Income tax payable - non-current	54,195	61,623
Deferred revenue - non-current	32,278	36,335
Operating lease liabilities - non-current	29,206	35,854
Debt, noncurrent	100,000	92,036
Other long-term liabilities	16,910	26,630
Total liabilities	$611,939	$659,617
Stockholders' equity:
Common stock	1,326	1,312
Additional paid-in capital	1,109,918	1,033,284
Retained earnings	132,404	211,101
Accumulated other comprehensive loss	(17,176)	(20,826)
Total stockholders' equity	1,226,472	1,224,871
Total liabilities and stockholders' equity	$1,838,411	$1,884,488

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net sales:
Product	$325,724	$269,651	$927,307	$809,890
Software maintenance	41,438	38,473	121,733	108,944
Total net sales	367,162	308,124	1,049,040	918,834

Cost of sales:
Product	99,072	88,370	286,485	254,236
Software maintenance	3,643	3,893	10,882	7,689
Total cost of sales	102,715	92,263	297,367	261,925

Gross profit	264,447	215,861	751,673	656,909
	72.0%	70.1%	71.7%	71.5%
Operating expenses:
Sales and marketing	117,065	109,774	345,048	330,939
Research and development	82,165	70,802	243,685	206,648
General and administrative	31,037	37,431	94,672	92,980
Total operating expenses	230,267	218,007	683,405	630,567
Gain on sale of business/assets	—	—	—	159,753
Operating income	34,180	(2,146)	68,268	186,095
Other expense	(1,820)	(2,001)	(9,851)	(2,584)
Income before income taxes	32,360	(4,147)	58,417	183,511
Provision for income taxes	5,183	475	9,438	44,588
Net income	$27,177	$(4,622)	$48,979	$138,923

Basic earnings per share	$0.20	$(0.04)	$0.37	$1.06
Diluted earnings per share	$0.20	$(0.04)	$0.37	$1.06

Weighted average shares outstanding -
Basic	133,031	131,419	132,657	131,017
Diluted	133,686	131,419	133,829	131,671

Dividends declared per share	$0.27	$0.26	$0.81	$0.78

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Nine Months Ended September 30,
	2021	2020

Cash flow from operating activities:
Net income	$48,979	$138,923
Adjustments to reconcile net income to net cash provided by operating activities:
Disposal gains on sale of business/asset	—	(159,753)
Depreciation and amortization	73,418	61,228
Stock-based compensation	56,064	42,556
Loss from equity-method investees	5,082	2,559
Deferred income taxes	(2,030)	(932)
Net change in operating assets and liabilities	(95,477)	24,203
Net cash provided by operating activities	86,036	108,784

Cash flow from investing activities:
Acquisitions, net of cash received	(19,784)	(334,981)
Capital expenditures	(26,147)	(36,573)
Proceeds from sale of assets/business, net of cash divested	—	160,266
Capitalization of internally developed software	(1,246)	(2,806)
Additions to other intangibles	(2,317)	(1,045)
Payments to acquire equity-method and other investments	(15,753)	(7,502)
Purchases of short-term investments	—	(206,330)
Sales and maturities of short-term investments	59,714	351,597
Net cash used in investing activities	(5,533)	(77,374)

Cash flow from financing activities:
Proceeds from revolving loan facility	100,000	20,000
Proceeds from term loan	—	70,000
Payments on term loan	(98,750)	(875)
Debt issuance costs	(1,993)	(1,480)
Proceeds from issuance of common stock	25,438	24,971
Repurchase of common stock	(25,000)	(39,244)
Dividends paid	(107,397)	(102,396)
Net cash used in financing activities	(107,702)	(29,024)

Impact of changes in exchange rates on cash	(2,336)	317

Net change in cash and cash equivalents	(29,535)	2,703
Cash and cash equivalents at beginning of period	260,232	194,616
Cash and cash equivalents at end of period	$230,697	$197,319

The following tables provide details with respect to the amount of GAAP charges related to stock-based compensation, amortization of acquisition-related intangibles and fair value adjustments, acquisition-related transaction and integration costs, capitalization and amortization of internally developed software costs, restructuring charges, gains on sale of business/assets, and other that were recorded in the line items indicated below (unaudited) (in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2021	2020	2021	2020
Stock-based compensation
Cost of sales	$1,183	$1,051	$3,487	$2,787
Sales and marketing	6,332	5,184	18,949	16,826
Research and development	5,811	4,692	17,704	12,640
General and administrative	5,530	4,293	16,050	10,301
Provision for income taxes	(2,798)	(3,854)	(10,036)	(8,260)
Total	$16,058	$11,366	$46,154	$34,294

Amortization of acquisition-related intangibles and fair value adjustments
Net sales	$421	$1,299	$1,971	$1,299
Cost of sales	4,194	4,198	12,691	5,579
Sales and marketing	2,331	2,334	6,859	3,300
Research and development	—	28	—	84
Other expense	529	121	1,476	363
Provision for income taxes	(917)	(1,658)	(2,870)	(1,948)
Total	$6,558	$6,322	$20,127	$8,677

Acquisition transaction and integration costs, restructuring charges, and other(1)(2)
Cost of sales	$(7)	$(13)	$(50)	$7
Sales and marketing	584	1,158	6,071	8,771
Research and development	386	374	1,422	5,190
General and administrative	850	10,210	7,388	12,595
Gain on sale of business/assets	—	—	—	(159,753)
Other expense	316	270	4,322	397
Provision for income taxes	(238)	(712)	(3,701)	33,965
Total	$1,891	$11,287	$15,452	$(98,828)

(1): During the first quarter of 2020, we recognized a gain of approximately $160 million related to the divestiture of AWR, presented within "Gain on sale of business/assets".
(2): During the first quarter of 2021, we recognized a $3.5 million impairment loss related to one of our equity-method investments.

Capitalization and amortization of internally developed software costs
Cost of sales	$5,532	$6,769	$18,633	$20,995
Research and development	(525)	302	(1,246)	(2,794)
Provision for income taxes	(1,192)	(1,485)	(3,792)	(3,822)
Total	$3,815	$5,586	$13,595	$14,379

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Reconciliation of Net sales to Non-GAAP Net sales
Net sales, as reported	$367,162	308,124	1,049,040	$918,834
plus: Impact of acquisition-related fair value adjustments	421	1,299	1,971	1,299
Non-GAAP net sales	$367,583	309,423	1,051,011	$920,133

Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$264,447	$215,861	$751,673	$656,909
Stock-based compensation	1,183	1,051	3,487	2,787
Amortization of acquisition-related intangibles and fair value adjustments	4,615	5,497	14,662	6,878
Acquisition transaction and integration costs, restructuring charges and other	(7)	(13)	(50)	7
Amortization of internally developed software costs	5,532	6,769	18,633	20,995
Non-GAAP gross profit	$275,770	$229,165	$788,405	$687,576
Non-GAAP gross margin	75.0%	74.1%	75.0%	74.7%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$230,267	$218,007	$683,405	$630,567
Stock-based compensation	(17,673)	(14,169)	(52,703)	(39,767)
Amortization of acquisition-related intangibles and fair value adjustments	(2,331)	(2,362)	(6,859)	(3,384)
Acquisition transaction and integration costs, restructuring charges and other	(1,820)	(11,742)	(14,881)	(26,556)
Capitalization of internally developed software costs	525	(302)	1,246	2,794
Non-GAAP operating expenses	$208,968	$189,432	$610,208	$563,654

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$34,180	$(2,146)	$68,268	$186,095
Stock-based compensation	18,856	15,220	56,190	42,554
Amortization of acquisition-related intangibles and fair value adjustments	6,946	7,859	21,521	10,262
Acquisition transaction and integration costs, restructuring charges and other	1,813	11,729	14,831	26,563
Net amortization of internally developed software costs	5,007	7,071	17,387	18,201
Gain on sale of business/assets	—	—	—	(159,753)
Non-GAAP operating income	$66,802	$39,733	$178,197	$123,922
Non-GAAP operating margin	18.2%	12.8%	17.0%	13.5%

Reconciliation of Provision for income taxes to Non-GAAP Provision for income taxes(1)
Provision for income taxes, as reported	$5,183	$475	$9,438	$44,588
Stock-based compensation	2,798	3,854	10,036	8,260
Amortization of acquisition-related intangibles and fair value adjustments	917	1,658	2,870	1,948
Acquisition transaction and integration costs, restructuring charges and other	238	712	3,701	2,794
Net amortization of internally developed software costs	1,192	1,485	3,792	3,822
Gain on sale of business/assets	—	—	—	(36,759)
Non-GAAP provision for income taxes(1)	$10,328	$8,184	$29,837	$24,653

(1): The income tax effect related to each non-GAAP item is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment, and considers the current and deferred tax impact of those adjustments.

Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Net Income, Non-GAAP Diluted EPS, and EBITDA
(in thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net income, as reported	$27,177	$(4,622)	$48,979	$138,923
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation	18,856	15,220	56,190	42,554
Amortization of acquisition-related intangibles and fair value adjustments	7,475	7,980	22,997	10,625
Acquisition transaction and integration costs, restructuring charges and other	2,129	11,999	19,153	26,960
Net amortization of internally developed software costs	5,007	7,071	17,387	18,201
Gain on sale of business/assets	—	—	—	(159,753)
Income tax effects and adjustments(1)	(5,145)	(7,709)	(20,399)	19,935
Non-GAAP net income	$55,499	$29,939	$144,307	$97,445
Non-GAAP net margin	15.1%	9.7%	13.7%	10.6%

Diluted EPS, as reported	$0.20	$(0.04)	$0.37	$1.06
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS
Stock-based compensation	0.14	0.12	0.42	0.32
Amortization of acquisition-related intangibles and fair value adjustments	0.06	0.06	0.17	0.08
Acquisition transaction and integration costs, restructuring charges and other	0.02	0.10	0.14	0.20
Net amortization of internally developed software costs	0.04	0.05	0.13	0.14
Gain on sale of business/assets	—	—	—	(1.21)
Income tax effects and adjustments(1)	(0.04)	(0.06)	(0.15)	0.15
Non-GAAP diluted EPS	$0.42	$0.23	$1.08	$0.74

(1): The income tax effect related to each non-GAAP item is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment, and considers the current and deferred tax impact of those adjustments.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income, as reported	$27,177	$(4,622)	$48,979	$138,923
Adjustments to reconcile net income to EBITDA:
Interest expense (income), net	643	560	2,296	(2,608)
Tax expense	5,183	475	9,438	44,588
Depreciation and amortization	23,394	22,887	73,418	61,228
EBITDA	$56,397	$19,300	$134,131	$242,131
Weighted average shares outstanding - Diluted	133,686	131,419	133,829	131,671

Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS Guidance
(unaudited)

	Three Months Ended December 31, 2021

	Low	High
GAAP Diluted EPS, guidance	$0.17	$0.31
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS:
Stock-based compensation	0.14	0.14
Amortization of acquisition-related intangibles and fair value adjustments	0.08	0.08
Acquisition transaction and integration costs, restructuring charges, and other	0.09	0.09
Net amortization of software development costs	0.05	0.05
Income tax effects and adjustments(1)	(0.06)	(0.06)
Non-GAAP Diluted EPS, guidance	$0.47	$0.61

(1): The income tax effect related to each non-GAAP item is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment, and considers the current and deferred tax impact of those adjustments.